UiPath Reports Second Quarter Fiscal 2025 Financial Results
Revenue of $316 million increases 10 percent year-over-year
ARR of $1.551 billion increases 19 percent year-over-year
Cash flow from operations increases to $46 million and non-GAAP adjusted free cash flow increases to $49 million
Announces $500 million expansion of stock repurchase program
NEW YORK, NY – September 5, 2024 – UiPath, Inc. (NYSE: PATH), a leading enterprise automation and AI software company, today announced financial results for its second quarter fiscal 2025 ended July 31, 2024.
“We are pleased with our second quarter results, with ARR growing 19 percent year-over-year, a testament to the team's improved execution and the compelling value that our AI-powered automation platform delivers to our customers,” said Daniel Dines, UiPath Founder and Chief Executive Officer. “Our conversations with customers and partners deepen our conviction that there is an increasing need for AI and automation, and our unwavering commitment to innovation continues to position us as the automation platform of choice for capturing the opportunities that AI brings to an enterprise. As we look to the remainder of the year, we will continue to focus on product innovation, customer-centricity, and driving operational efficiencies across the business.”
Second Quarter Fiscal 2025 Financial Highlights
•Revenue of $316 million increased 10 percent year-over-year.
•ARR of $1.551 billion increased 19 percent year-over-year.
•Net new ARR of $43 million.
•Dollar based net retention rate of 115 percent.
•GAAP gross margin was 80 percent.
•Non-GAAP gross margin was 83 percent.
•GAAP operating loss was $(103) million.
•Non-GAAP operating income was $6 million.
•Net cash flow from operations was $46 million.
•Non-GAAP adjusted free cash flow was $49 million.
•Cash, cash equivalents, and marketable securities were $1.7 billion as of July 31, 2024.
“We delivered durable growth at scale while driving disciplined decision-making, enabling us to raise our profitability guidance for the full year,” said Ashim Gupta, UiPath Chief Financial Officer. “We are pleased to announce the Board has authorized a $500 million expansion of our share repurchase program underscoring our improved non-GAAP adjusted free cash flow profile, our confidence in our strategy, and our commitment to delivering long-term shareholder value.”
Stock Repurchase Program
UiPath, Inc. today announced that its Board of Directors has authorized an additional share repurchase program authorizing the Company to repurchase up to $500 million of its Class A common stock in a manner deemed in the best interest of the Company and its stockholders, taking into account the economic cost and prevailing market conditions, including the relative trading prices and volumes of the Class A shares. With the new authorization, the Company may repurchase, in aggregate, up to $554 million of its outstanding shares of common stock during the remainder of the programs. The repurchases are expected to be executed from time to time, subject to general business and market conditions and other investment opportunities, through open market purchases or privately negotiated transactions, including through Rule 10b5-1 trading plans and under Rule 10b-18 of the Securities Exchange Act of 1934, as amended.

Leadership Changes
In a separate release issued today, UiPath announced that Ashim Gupta will be taking on an expanded role as Chief Operating Officer in addition to his responsibilities as Chief Financial Officer, effective September 5, 2024. Mr. Gupta will continue to report to UiPath Chief Executive Officer Daniel Dines and will lead the Company’s operations and finance teams.
Financial Outlook
For the third quarter fiscal 2025, UiPath expects:
•Revenue in the range of $345 million to $350 million
•ARR in the range of $1.600 billion to $1.605 billion as of October 31, 2024
•Non-GAAP operating income of approximately $27 million
For the fiscal full year 2025, UiPath is updating its guidance and expects:
•Revenue in the range of $1.420 billion to $1.425 billion
•ARR in the range of $1.665 billion to $1.670 billion as of January 31, 2025
•Non-GAAP operating income of approximately $170 million
Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from this non-GAAP measure; in particular, the effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Recent Business Highlights
•Announced New Platform Features to Help Businesses Achieve Greater Outcomes with AI and Automation: UiPath announced several new features in its platform which infuse GenAI (generative artificial intelligence) into the UiPath Business Automation Platform™ to help businesses achieve greater outcomes with AI and automation.
◦UiPath Autopilot for Developers uses the power of GenAI and natural language processing (NLP) in UiPath Studio to create workflows, generate expressions, and help build automations.
◦UiPath Autopilot for Testers accelerates software testing by leveraging GenAI to refine and improve requirements, generate step-by-step tests from those requirements, and uses those tests to create coded automations.
◦UiPath plugin and integration with Copilot for Microsoft 365: Now in preview, the integration enables joint customers to automate end-to-end business processes with co-workers directly within Microsoft Teams.
◦New AI enhancements for IDP: At UiPath On Tour London, the Company released new AI enhancements for intelligent document processing (IDP) capabilities, including the general availability of DocPath and CommPath LLMs.
◦Availability of UiPath Automation Cloud™ in the UK: UiPath is supporting numerous organizations in the UK to safely deploy AI-powered automation programs and reach their digital transformation goals.
•UiPath automation functionality is now integrated into Deloitte’s Ascend platform: Our capabilities transform Deloitte’s SAP project delivery, helping their global customers accelerate and refine the execution of business transformation. Automations are integrated across various project phases and SAP functional areas, facilitating an effective and efficient deployment process, fostering an automation-first project delivery, and driving faster value.
•Received widespread industry recognition, including:
◦Named a Leader for the Fifth Consecutive Year in Everest Group Process Mining Products PEAK Matrix® Assessment 2024: UiPath was named a Leader in Process Mining Products for the fifth consecutive year in the Everest Group Process Mining

Products PEAK Matrix® Assessment 2024. In its evaluation of UiPath Process Mining, Everest Group reported that customers cited ease of use, process graph visualizations, integrations with external data sources, continuous monitoring capabilities, and ability to detect bottlenecks in processes as strengths. The firm stated UiPath is an excellent choice for clients seeking an integrated solution to handle a wide range of use cases. The firm also found that UiPath platform strengths include human-in-the-loop accuracy verification and use of GenAI in document mining processes.
◦Named a Leader for the Second Consecutive Year in Everest Group Digital Interaction Intelligence Products PEAK Matrix® Assessment 2024: UiPath was named a Leader in the Everest Group Digital Interaction Intelligence Products PEAK Matrix® Assessment 2024 for the second consecutive year. The Everest Group Digital Interaction Intelligence Products PEAK Matrix® Assessment 2024 is an annual industry assessment that evaluates the competitive technology landscape of task mining technology and key task mining trends. The report states, “UiPath enables companies to understand, automate, and operate end-to-end business processes and helps them achieve a state of continuous discovery and improvement by combining task mining, automation, process mining, and communications mining.” The report also notes, “Its unassisted task mining leverages AI/ML algorithms to classify and aid in the discovery of tasks, construct process maps, and determine the optimal variant.”
◦Recognized as a Leader for the Sixth Consecutive Time in the 2024 Gartner Magic Quadrant for Robotic Process Automation: UiPath was positioned by Gartner, Inc. as a Leader in the 2024 Gartner® Magic Quadrant™ for Robotic Process Automation (RPA) research report. UiPath was named a Leader for the sixth time in a row, and in this report UiPath was positioned highest for Ability to Execute and furthest for Completeness of Vision. The Magic Quadrant evaluated 13 enterprise RPA vendors to help enterprises make the best choice for their organization’s automation needs.
•Issued Fiscal Year 2024 Impact Report: UiPath released its Fiscal Year 2024 Impact Report. In this report, the Company highlighted progress within the dimensions of its environmental, social, and governance (ESG) approach and its impact across four pillars: Automation for Good, Ensuring Good Governance, Empowering Our People, and Protecting the Planet. The annual report provides key insights and critical areas of performance such as data privacy and security, diversity and inclusion initiatives, talent engagement and retention, community outreach and volunteering, upskilling and reskilling efforts, energy management, and corporate governance.
•Published Annual Global Knowledge Worker Survey: UiPath published its annual Global Knowledge Worker Survey that uncovers how employees are using generative AI (GenAI), the shortcomings and risks of the technology, and the opportunity for combining GenAI with business automation. Key findings include:
◦GenAI provides significant time-saving benefits to workers;
◦The combination of GenAI and business automation maximizes the business value;
◦There is a lack of trust around GenAI tools; and,
◦GenAI is being applied across departments and for a variety of processes.
•Appointed S. Somasegar to UiPath Board of Directors: Somasegar is a seasoned technology executive, business leader, and investor, bringing decades of experience in growth management and fostering emerging technologies across a wide variety of technology areas, including automation, machine learning and artificial intelligence, next-generation cloud infrastructure, intelligent applications, and developer platforms and tools.
Conference Call and Webcast
UiPath will host a conference call today, Thursday, September 5, 2024, at 5:00 p.m. Eastern Time, to discuss the Company's second quarter fiscal 2025 financial results and its guidance for the third quarter and full year fiscal 2025. To access this call, dial 1-201-689-8057 (domestic) or 1-877-407-8309 (international). The passcode is 13748202. A live webcast of this conference call will be available on the "Investor Relations" page of UiPath’s website (https://ir.uipath.com), and a replay will also be archived on the website for one year.

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About UiPath
UiPath (NYSE: PATH) is on a mission to uplevel knowledge work so more people can work more creatively, collaboratively, and strategically. The AI-powered UiPath Business Automation Platform combines the leading robotic process automation (RPA) solution with a full suite of capabilities to understand, automate, and operate end-to-end processes, offering unprecedented time-to-value. For organizations that need to evolve to survive and thrive through increasingly changing times, UiPath is The Foundation of Innovation™. For more information, visit www.uipath.com.
Forward-Looking Statements
Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “possible,” “projects,” “outlook,” “seeks,” “should,” “will,” and variations of such words or similar expressions, including the negatives of these words or similar expressions.
We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are making this statement for purposes of complying with those safe harbor provisions.
These forward-looking statements include, but are not limited to, statements regarding our guidance for the third fiscal quarter and full fiscal year 2025, our business strategy, plans and objectives of management for future operations, our future growth, the estimated addressable market opportunity for our platform and statements regarding the growth of the enterprise automation market, the success of our platform and new releases including the incorporation of AI, the success of our collaborations with third parties, our customers’ behaviors and potential automation spend, and details of UiPath’s stock repurchase program. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our expectations regarding our revenue, annualized renewal run-rate (ARR), expenses, and other operating results; our ability to effectively manage our growth and achieve or sustain profitability; our ability to acquire new customers and successfully retain existing customers; the ability of the UiPath Business Automation Platform to satisfy and adapt to customer demands and our ability to increase its adoption; our ability to grow our platform and release new functionality in a timely manner; future investments in our business, our anticipated capital expenditures, and our estimates regarding our capital requirements; the costs and success of our marketing efforts and our ability to evolve and enhance our brand; our growth strategies; the estimated addressable market opportunity for our platform and for automation in general; our reliance on key personnel and our ability to attract, integrate, and retain highly-qualified personnel and execute management transitions, including our CEO transition; our ability to obtain, maintain, and enforce our intellectual property rights and any costs associated therewith; the effect of significant events with macroeconomic impacts, including but not limited to military conflicts and other changes in geopolitical relationships and inflationary cost trends, on our business, industry, and the global economy; our reliance on third-party providers of cloud-based infrastructure; our ability to compete effectively with existing competitors and new market entrants, including new, potentially disruptive technologies; the size and growth rates of the markets in which we compete; and the price volatility of our Class A common stock.
Further information on risks that could cause actual results to differ materially from our guidance and other forward-looking statements can be found in our Annual Report on Form 10-K for the fiscal year January 31, 2024 filed with the United States Securities and Exchange Commission (SEC) on March 27, 2024, in our Quarterly Reports on Form 10-Q filed with the SEC, and in other filings and reports that we may file from time to time with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements.
Key Performance Metric
Annualized Renewal Run-rate (ARR) is a key performance metric we use in managing our business because it illustrates our ability to acquire new subscription customers and to maintain and expand our relationships with existing subscription customers. We define ARR as annualized invoiced amounts per solution SKU from subscription licenses and maintenance and support obligations assuming no increases or reductions in customers’ subscriptions. ARR does not include the costs we may incur to obtain such subscription licenses or provide such maintenance and support, and does not reflect any actual or anticipated reductions in invoiced value due to contract non-renewals or service cancellations other than for certain reserves, for example those for credit losses or disputed amounts. ARR does not include invoiced amounts associated with perpetual licenses or professional services. ARR is not a forecast of future revenue, which is impacted by contract start and end dates and duration. ARR should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to replace these items.
Dollar-based net retention rate represents the rate of net expansion of our ARR from existing customers over the preceding 12 months. We calculate dollar-based net retention rate as of a period end by starting with ARR from the cohort of all customers as of 12 months prior to such period end (Prior Period ARR). We then calculate the ARR from these same customers as of the current period end (Current Period ARR). Current Period ARR includes any expansion and is net of any contraction or attrition over the preceding 12 months but does not include ARR from new customers in the current period. We then divide total Current Period ARR by total Prior Period ARR to arrive at dollar-based net retention rate. Dollar-based net retention rate may fluctuate based on the customers that qualify to be included in the cohort used for calculation and may not reflect our actual performance.
Investors should not place undue reliance on ARR or dollar-based net retention rate as an indicator of future or expected results. Our presentation of these metrics may differ from similarly titled metrics presented by other companies and therefore comparability may be limited.
Non-GAAP Financial Measures
Non-GAAP financial measures are financial measures that are derived from the consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the United States (GAAP). This earnings press release includes financial measures defined as non-GAAP financial measures by the SEC, including non-GAAP cost of licenses, non-GAAP cost of subscription services, non-GAAP cost of professional services and other, non-GAAP gross profit and margin, non-GAAP sales and marketing expenses, non-GAAP research and development expenses, non-GAAP general and administrative expenses, non-GAAP operating income and margin, and non-GAAP net income and non-GAAP net income per share. These non-GAAP financial measures exclude:
•stock-based compensation expense;
•amortization of acquired intangibles;
•employer payroll tax expense related to employee equity transactions;
•restructuring costs;

•charitable donation of Class A common stock; and
•in the case of non-GAAP net income, estimated tax adjustments associated with the add-back items, as applicable.
Additionally, this earnings release presents non-GAAP adjusted free cash flow, which is calculated by adjusting GAAP operating cash flows for the impact of purchases of property and equipment, cash paid for employer payroll taxes related to employee equity transactions, net payments/receipts of employee tax withholdings on stock option exercises, and cash paid for restructuring costs.
UiPath uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, by excluding the effects of special items that do not reflect the ordinary earnings of our operations, and as a supplement to GAAP measures. UiPath believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in UiPath’s industry, many of which present similar non-GAAP financial measures to investors. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides a reconciliation of non-GAAP financial measures used in this earnings press release to the most directly comparable GAAP financial measures. We encourage investors to consider our GAAP results alongside our supplemental non-GAAP measures, and to review the reconciliation between GAAP results and non-GAAP measures that is included at the end of this earnings press release. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of UiPath’s website at https://ir.uipath.com.

UiPath, Inc.
Condensed Consolidated Statements of Operations
in thousands, except per share data
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
Revenue:
Licenses	$112,251	$119,300	$252,379	$253,339
Subscription services	194,673	159,999	379,804	306,351
Professional services and other	9,329	8,011	19,182	17,208
Total revenue	316,253	287,310	651,365	576,898
Cost of revenue:
Licenses	2,393	3,008	4,994	5,555
Subscription services	43,529	26,777	80,283	49,855
Professional services and other	17,398	19,202	33,368	37,244
Total cost of revenue	63,320	48,987	118,645	92,654
Gross profit	252,933	238,323	532,720	484,244
Operating expenses:
Sales and marketing	194,330	169,725	374,469	330,131
Research and development	98,433	86,606	184,036	161,948
General and administrative	63,519	59,577	127,029	116,161
Total operating expenses	356,282	315,908	685,534	608,240
Operating loss	(103,349)	(77,585)	(152,814)	(123,996)
Interest income	13,370	13,582	27,200	27,430
Other income, net	7,710	7,472	18,389	11,766
Loss before income taxes	(82,269)	(56,531)	(107,225)	(84,800)
Provision for income taxes	3,828	3,830	7,608	7,462
Net loss	$(86,097)	$(60,361)	$(114,833)	$(92,262)
Net loss per share, basic and diluted	$(0.15)	$(0.11)	$(0.20)	$(0.16)
Weighted-average shares used in computing net loss per share, basic and diluted	568,042	562,883	568,973	560,422

UiPath, Inc.
Condensed Consolidated Balance Sheets
in thousands
(unaudited)

	As of
	July 31, 2024	January 31, 2024
Assets
Current assets
Cash and cash equivalents	$939,313	$1,061,678
Restricted cash	438	438
Marketable securities	804,061	818,145
Accounts receivable, net of allowance for credit losses of $2,164 and $1,119, respectively	267,706	436,296
Contract assets	101,107	84,197
Deferred contract acquisition costs	76,653	74,678
Prepaid expenses and other current assets	85,056	104,980
Total current assets	2,274,334	2,580,412
Contract assets, non-current	9,232	6,214
Deferred contract acquisition costs, non-current	146,564	154,317
Property and equipment, net	22,040	23,982
Operating lease right-of-use assets	71,033	56,072
Intangible assets, net	11,025	14,704
Goodwill	89,530	89,026
Deferred tax assets	3,763	4,678
Other assets, non-current	73,812	25,353
Total assets	$2,701,333	$2,954,758

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$9,910	$3,447
Accrued expenses and other current liabilities	82,640	83,997
Accrued compensation and employee benefits	77,444	137,442
Deferred revenue	462,509	486,805
Total current liabilities	632,503	711,691
Deferred revenue, non-current	150,346	161,027
Operating lease liabilities, non-current	78,166	58,713
Other liabilities, non-current	6,737	7,213
Total liabilities	867,752	938,644
Commitments and contingencies
Stockholders' equity
Class A common stock	5	5
Class B common stock	1	1
Treasury stock	(322,047)	(102,615)
Additional paid-in capital	4,176,531	4,024,079
Accumulated other comprehensive income	8,105	8,825
Accumulated deficit	(2,029,014)	(1,914,181)
Total stockholders’ equity	1,833,581	2,016,114
Total liabilities and stockholders’ equity	$2,701,333	$2,954,758

UiPath, Inc.
Condensed Consolidated Statements of Cash Flows
in thousands
(unaudited)

	Six Months Ended July 31,
	2024	2023
Cash flows from operating activities
Net loss	$(114,833)	$(92,262)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,483	11,160
Amortization of deferred contract acquisition costs	39,392	31,229
Net amortization on marketable securities	(18,527)	(10,745)
Stock-based compensation expense	183,032	187,145
Charitable donation of Class A common stock	6,564	4,215
Non-cash operating lease expense	7,562	6,299
Provision for deferred income taxes	752	(57)
Other non-cash (credits) charges, net	(573)	965
Changes in operating assets and liabilities:
Accounts receivable	165,781	147,725
Contract assets	(19,773)	(9,455)
Deferred contract acquisition costs	(33,898)	(36,389)
Prepaid expenses and other assets	6,314	(6,679)
Accounts payable	6,774	(6,033)
Accrued expenses and other liabilities	7,018	(4,229)
Accrued compensation and employee benefits	(59,799)	(74,184)
Operating lease liabilities, net	(6,983)	(7,532)
Deferred revenue	(31,873)	(29,547)
Net cash provided by operating activities	146,413	111,626
Cash flows from investing activities
Purchases of marketable securities	(697,765)	(709,199)
Maturities of marketable securities	730,337	338,644
Purchases of property and equipment	(2,656)	(2,876)
Purchases of investments	(35,809)	—
Other investing, net	—	2,754
Net cash used in investing activities	(5,893)	(370,677)
Cash flows from financing activities
Repurchases of Class A common stock	(218,752)	—
Proceeds from exercise of stock options	643	3,904
Payments of tax withholdings on net settlement of equity awards	(45,949)	(52,832)
Net receipts (payments) of tax withholdings on sell-to-cover equity award transactions	99	(679)
Proceeds from employee stock purchase plan contributions	8,642	9,643
Payment of deferred consideration related to business acquisition	(5,570)	(5,863)
Net cash used in financing activities	(260,887)	(45,827)
Effect of exchange rate changes	(1,998)	(2,943)
Net decrease in cash, cash equivalents, and restricted cash	(122,365)	(307,821)
Cash, cash equivalents, and restricted cash - beginning of period	1,062,116	1,402,119
Cash, cash equivalents, and restricted cash - end of period	$939,751	$1,094,298

UiPath, Inc.
Reconciliation of GAAP Cost of Revenue, Gross Profit and Margin to Non-GAAP Cost of Revenue, Gross Profit and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
GAAP cost of licenses	$2,393	$3,008	$4,994	$5,555
Less: Amortization of acquired intangible assets	819	851	1,663	1,687
Non-GAAP cost of licenses	$1,574	$2,157	$3,331	$3,868

GAAP cost of subscription services	$43,529	$26,777	$80,283	$49,855
Less: Stock-based compensation expense	5,284	3,809	9,560	6,987
Less: Amortization of acquired intangible assets	595	594	1,188	1,178
Less: Employer payroll tax expense related to employee equity transactions	68	85	245	175
Less: Restructuring costs	318	167	318	167
Non-GAAP cost of subscription services	$37,264	$22,122	$68,972	$41,348

GAAP cost of professional services and other	$17,398	$19,202	$33,368	$37,244
Less: Stock-based compensation expense	3,015	3,083	5,485	5,782
Less: Employer payroll tax expense related to employee equity transactions	27	68	93	139
Less: Restructuring costs	126	—	126	—
Non-GAAP cost of professional services and other	$14,230	$16,051	$27,664	$31,323

GAAP gross profit	$252,933	$238,323	$532,720	$484,244
GAAP gross margin	80%	83%	82%	84%
Plus: Stock-based compensation expense	8,299	6,892	15,045	12,769
Plus: Amortization of acquired intangible assets	1,414	1,445	2,851	2,865
Plus: Employer payroll tax expense related to employee equity transactions	95	153	338	314
Plus: Restructuring costs	444	167	444	167
Non-GAAP gross profit	$263,185	$246,980	$551,398	$500,359
Non-GAAP gross margin	83%	86%	85%	87%

UiPath, Inc.
Reconciliation of GAAP Operating Expenses, Loss, and Margin to Non-GAAP Operating Expenses, Income and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
GAAP sales and marketing	$194,330	$169,725	$374,469	$330,131
Less: Stock-based compensation expense	37,473	39,007	73,689	72,130
Less: Amortization of acquired intangible assets	298	681	850	1,352
Less: Employer payroll tax expense related to employee equity transactions	577	501	1,800	1,725
Less: Restructuring costs	7,971	1,087	7,971	1,316
Non-GAAP sales and marketing	$148,011	$128,449	$290,159	$253,608

GAAP research and development	$98,433	$86,606	$184,036	$161,948
Less: Stock-based compensation expense	32,654	33,071	61,796	57,844
Less: Employer payroll tax expense related to employee equity transactions	288	584	918	1,185
Less: Restructuring costs	1,681	109	1,681	394
Non-GAAP research and development	$63,810	$52,842	$119,641	$102,525

GAAP general and administrative	$63,519	$59,577	$127,029	$116,161
Less: Stock-based compensation expense	15,879	23,127	32,502	44,402
Less: Amortization of acquired intangible assets	39	41	78	82
Less: Employer payroll tax expense related to employee equity transactions	175	491	590	869
Less: Restructuring costs	2,516	354	2,516	729
Less: Charitable donation of Class A common stock	—	—	6,564	4,215
Non-GAAP general and administrative	$44,910	$35,564	$84,779	$65,864

GAAP operating loss	$(103,349)	$(77,585)	$(152,814)	$(123,996)
GAAP operating margin	(33)%	(27)%	(23)%	(21)%
Plus: Stock-based compensation expense	94,305	102,097	183,032	187,145
Plus: Amortization of acquired intangible assets	1,751	2,167	3,779	4,299
Plus: Employer payroll tax expense related to employee equity transactions	1,135	1,729	3,646	4,093
Plus: Restructuring costs	12,612	1,717	12,612	2,606
Plus: Charitable donation of Class A common stock	—	—	6,564	4,215
Non-GAAP operating income	$6,454	$30,125	$56,819	$78,362
Non-GAAP operating margin	2%	10%	9%	14%

UiPath, Inc.
Reconciliation of GAAP Net Loss and GAAP Net Loss Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share
in thousands, except per share data
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2024	2023	2024	2023
GAAP net loss	$(86,097)	$(60,361)	$(114,833)	$(92,262)
Plus: Stock-based compensation expense	94,305	102,097	183,032	187,145
Plus: Amortization of acquired intangible assets	1,751	2,167	3,779	4,299
Plus: Employer payroll tax expense related to employee equity transactions	1,135	1,729	3,646	4,093
Plus: Restructuring costs	12,612	1,717	12,612	2,606
Plus: Charitable donation of Class A common stock	—	—	6,564	4,215
Tax adjustments to add-backs	58	1,640	2,182	2,682
Non-GAAP net income	$23,764	$48,989	$96,982	$112,778

GAAP net loss per share, basic and diluted	$(0.15)	$(0.11)	$(0.20)	$(0.16)
GAAP weighted average common shares outstanding, basic and diluted	568,042	562,883	568,973	560,422
Non-GAAP weighted average common shares outstanding, basic	568,042	562,883	568,973	560,422
Plus: Dilutive potential common shares from outstanding equity awards	4,965	11,580	9,625	12,145
Non-GAAP weighted average common shares outstanding, diluted	573,007	574,463	578,598	572,567
Non-GAAP net income per share, basic	$0.04	$0.09	$0.17	$0.20
Non-GAAP net income per share, diluted	$0.04	$0.09	$0.17	$0.20

UiPath, Inc.
Reconciliation of GAAP Operating Cash Flow to Non-GAAP Adjusted Free Cash Flow
in thousands
(unaudited)

	Six Months Ended July 31,
	2024	2023
GAAP net cash provided by operating activities	$146,413	$111,626
Purchases of property and equipment	(2,656)	(2,876)
Cash paid for employer payroll taxes related to employee equity transactions	3,267	4,830
Net (receipts) payments of employee tax withholdings on stock option exercises	(9)	924
Cash paid for restructuring costs	2,762	4,792
Non-GAAP adjusted free cash flow	$149,777	$119,296

Investor Relations Contact
Allise Furlani
Investor.relations@uipath.com
UiPath
Media Contact
Heather Graubard
PR@uipath.com
UiPath